EXHIBIT 99.1

AZZ incorporated

Financial and Other Statistical Information

(unaudited)

($ in Thousand except per share amount)

	Actual Year to Date February 28, 2006	Projected Year Ended February 28, 2007
Net Sales:
Electrical and Industrial Products	$123,736	$127,500 to $132,500
Galvanizing Services	$63,448	$75,000 to $82,500

Total Sales	$187,184	$205,000 to $215,000

Diluted earnings per share	$1.38	$1.85 to $1.95

AZZ incorporated
Revenues by Industry:
Power Generation	8%	5%
Transmission and Distribution	29%	28%
Industrial	63%	67%

Electrical and Industrial Products
Revenues by Industry:
Power Generation	11%	10%
Transmission and Distribution	39%	45%
Industrial	50%	45%

Galvanizing Services
Revenues by Industry:
Electrical and Telecommunications	20%	—
OEM’s	26%	—
Industrial	23%	—
Bridge and Highway	5%	—
Petro Chemical	26%	—

Operating Margins:
Electrical and Industrial Products	9.2%	10.9%
Galvanizing Services	20.0%	22.5%

Cash Provided By Operations	$12,304	$14,000
Capital Expenditures	$6,602	$8,500
Depreciation and Amortization of Intangible Assets and Debt Issue Cost	$5,886	$6,000
Total Bank Debt	$19,875	$15,000
Return on Assets:
Electrical and Industrial Products	14%	—
Galvanizing Services	27%	—